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                                                                      EXHIBIT 21


                    SUBSIDIARIES OF DURAKON INDUSTRIES, INC.



           NAME                                             JURISDICTION
------------------------------                      ----------------------------

Jerr-Dan Corporation                                Pennsylvania

Durakon FSC, Inc.                                   U.S. Virgin Islands

Durakon Mexicana, S.A. de C.V.                      Mexico

Benton Plastics, Inc.                               Tennessee